Exhibit 99.1

SHARE EXCHANGE AGREEMENT

BY AND AMONG

MEDICAL BILLING ASSISTANCE, INC.

THE STOCKHOLDERS OF
FCID MEDICAL, INC. AND FCID HOLDINGS, INC.

AND

FCID MEDICAL, INC. AND FCID HOLDINGS, INC.

THIS SHARE EXCHANGE AGREEMENT (the "Agreement") is made and entered into as of December 29, 2010, by and among MEDICAL BILLING ASSISTANCE, INC. a Colorado corporation (the "Buyer"), FCID MEDICAL, INC. AND FCID HOLDINGS, INC., Florida corporations (collectively, the “Company”), and each of the persons listed under the caption "Stockholders" on the signature page hereof, such persons being all of the stockholders of the Company. The Stockholders shall be referred to herein collectively as the "Stockholders" and individually as a "Stockholder."

RECITALS

A.           Stockholders own all of the Shares (as defined in Section 1.1) of the Company.

B.           Buyer desires to purchase all of the Shares from the Stockholders, and the Stockholders desire to sell the Shares to Buyer, on the terms and conditions hereinafter set forth.

C.           The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and a plan pursuant to Section 351 of the Code.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

SALE AND PURCHASE OF SHARES

1.1           Sale and Purchase.  At the Closing (as defined hereinbelow) and subject to and upon the terms and conditions of this Agreement, the Stockholders agree to sell, transfer and assign to Buyer, and Buyer agrees to acquire from the Stockholders, all of the shares of the Company’s Common Stock (as defined in Section 3.3) owned by the Stockholders as specifically set forth on Schedule 1.1 hereto (the "Shares").  As of Closing, the Shares shall constitute all of the issued and outstanding shares of the Company’s Common Stock. The sale and purchase of the Shares contemplated hereunder shall be referred to herein as the "Transaction."

1.2           Closing.  The closing of the Transaction (the "Closing") shall take place at the offices of David Wagner & Associates, P.C., Penthouse Suite, 8400 East Prentice Ave., Greenwood Village, CO 80111 concurrently with the execution of this Agreement (the "Closing Date").

1.3           Purchase Price.  The aggregate purchase price ("Purchase Price") for the Shares shall be Forty Million (40,000,000) shares of common stock of Buyer ("Buyer's Shares"), which shall represent approximately eighty and  forty-six one hundredths percent (80.46%) of the issued and outstanding shares of Common Stock of Buyer immediately following the Closing.

1.4           Allocation of Buyer's Shares.  At the Closing, the Buyer's Shares to be issued to the Stockholders shall be issued to each respective Stockholder in proportion to their respective pro rata ownership of the Shares as described in Schedule 1.1 hereto.

1.5           Delivery of Certificates Representing the Shares.  At Closing, the Stockholders shall deliver the certificate(s) representing the Shares, duly endorsed to Buyer or accompanied by stock powers duly endorsed to Buyer, with (i) all such other documents as may be required to vest in Buyer good and marketable title to the Shares free and clear of any and all Liens (as defined in Section 2.3 hereof) and (ii) all necessary stock transfer and any other required documentary stamps. The Stockholders shall cause the Company to recognize and record the transfers described in this Section 1.5 on its transfer books.

1.6           Issuance of Certificates Representing Buyer's Shares.  At Closing, Buyer shall cause the Buyer's Shares to be issued to the Stockholders as provided in Section 1.4 above.  The Buyer's Shares, when issued, shall be “restricted” shares as that term is defined under the Securities Act of 1933, as amended (the “Act”) and may not be sold, transferred or otherwise disposed of by the Stockholders without registration under the Act or an available exemption from registration under the Act.  The certificates representing the Buyer's Shares will contain the appropriate restrictive legends and any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the security represented by the certificate so legended.  The Buyer shall cause its transfer agent (the "Transfer Agent") to recognize and record the transfers described in this Section 1.6 on its transfer books, and Buyer shall issue appropriate stop-transfer instructions to the Transfer Agent with respect to the Buyer's Shares.

1.7           Tax Consequences.  It is intended by the parties hereto that the Transaction shall constitute a ”reorganization” within the meaning of Section 368 of the Code and a “plan” within the meaning of Section 351 of the Code.  The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

1.8           Name Change.  The parties do not contemplate a change of name of the Buyer after the Closing.

1.9           Taking of Necessary Action; Further Action.  If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Buyer with full right, title and possession to the Shares, the Stockholders will take all such lawful and necessary action.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

Each Stockholder for himself only, and not with respect to any other Stockholder, hereby represents and warrants to, and covenants with, Buyer with respect to such Stockholder as follows:

2.1           Ownership of Stock.  Each Stockholder is both the record and beneficial owner of the number of Shares set forth beside such Stockholder's name on Schedule 1.1 hereto.  Each Stockholder is not the record or beneficial owner of any other Shares.  The information set forth on Schedule 1.1 with respect to each Stockholder is accurate and complete.

2.2           Authority of Stockholders.  Each Stockholder has full power and authority and is competent to (i) execute, deliver and perform this Agreement, and each ancillary document which each Stockholder has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out each Stockholder's obligations hereunder and thereunder, without the need for any Governmental Action/Filing (as defined herein).  The execution, delivery and performance by each Stockholder of this Agreement and each ancillary document does not and will not conflict with, result in a breach of, or constitute a default or require a consent or action under, any agreement or other instrument to or by which such Stockholder is a party or is bound or to which any of the properties or assets of such Stockholder are subject, or any Legal Requirement (as defined herein) to which such Stockholder is subject, or result in the creation of any Lien (as defined in Section 2.3) on the Shares.  This Agreement, and each Stockholder's ancillary document to be executed and delivered by such Stockholder at the Closing, has been duly executed and delivered by such Stockholder (and each ancillary document to be executed and delivered by such Stockholder at or after the Closing will be duly executed and delivered by such Stockholder), and this Agreement constitutes, and each ancillary document, when executed and delivered by such Stockholder will constitute, such Stockholder's legal, valid and binding obligation, enforceable against such Stockholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principals of equity and public policy.  For purposes of this Agreement, (a) the term "Governmental Action/Filing" shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority, and (b) the term "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 3.5(b)), and all requirements set forth in applicable Contracts (as defined in Section 3.19(a)).

2.3           Title To Shares.  Each Stockholder has and shall transfer to Buyer at the Closing, good and marketable title to the Shares shown as owned of record by such Stockholder on Schedule 1.1 to this Agreement, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer (other than federal and state securities laws restrictions on transfer) or adverse claims of any nature whatsoever ("Liens").  Each Stockholder has not and will not, directly or indirectly, assign or otherwise transfer his right to receive all or any portion of any amount which may become payable pursuant to this Agreement or any ancillary document or any interest therein.

2.4           Acquisition of Buyer's Shares for Investment.

(a)           Each Stockholder is acquiring the Buyer's Shares for investment for Stockholder's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Stockholders have no present intention of selling, granting any participation in, or otherwise distributing the same.  Each Stockholder further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of Buyer's Shares.

(b)           Each Stockholder understands that Buyer's Shares are not and will not be registered under the Securities Act, that the sale and the issuance of Buyer's Shares is intended to be exempt from registration under the Act pursuant to Sections 4(2) and 4(6) thereof, and that Buyer's reliance on such exemption is predicated on the Stockholder's representations set forth herein.  Each Stockholder represents and warrants that: (i) he or she is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Act, (ii) he or she can bear the economic risk of his respective investments, and (iii) he or she possess such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in Buyer's Shares.

(c)           Stockholders acknowledge that neither the Securities and Exchange Commission (the “SEC”) nor the securities regulatory body of any state has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(d)           Stockholders acknowledge that they have carefully reviewed such information as each of them deemed necessary to evaluate an investment in Buyer's Shares.  To the full satisfaction of each Stockholder, he has been furnished all materials that he has requested relating to Buyer and the issuance of Buyer's Shares hereunder, and each Stockholder has been afforded the opportunity to ask questions of Buyer's representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Stockholders.  Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Buyer set forth in this Agreement, on which each of the Stockholders has relied in making an exchange of his Shares for Buyer's Shares.

(e)           Each Stockholder understands that Buyer's Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption therefrom, and that in the absence of an effective registration statement covering Buyer's Shares or any available exemption from registration under the Act, the Buyer's Shares must be held indefinitely.  Each Stockholder further acknowledges that Buyer's Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, Buyer's compliance with the reporting requirements under the Exchange Act).

ARTICLE III

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COMPANY

The Company, hereby represents and warrants to, and covenants with, Buyer, as follows:

3.1           Organization and Qualification.

(a)           The Company is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted.  The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by the Company to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 7.2(b)) on the Company.  Complete and correct copies of the articles of incorporation or organization and by-laws (or other comparable governing instruments with different names) (collectively referred to herein as "Charter Documents") of the Company, as amended and currently in effect, are attached hereto as Schedule 3.1.  The Company is not in violation of any of the provisions of its Charter Documents.

(b)           The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

(c)           The minute books of the Company contain true, complete and accurate records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), similar governing bodies and stockholders ("Corporate Records"), since the time of the Company's organization.  Copies of such Corporate Records of the Company have been heretofore delivered to Buyer.

(d)           The stock transfer records of the Company contain true, complete and accurate records of stock transfers involving the capital stock ("Stock Records") of the Company since the time of the Company's organization.  Copies of such Stock Records of the Company have been heretofore delivered to Buyer.

3.2           Subsidiaries.  The Company has the following subsidiaries: (i) FCID Florida, Inc., a Florida corporation; (ii) Marina Towers, LLC, a Florida limited liability company; and (iii) FCID Colorado, Inc. a Colorado corporation.  Otherwise, the Company has no Subsidiaries. The Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and the Company has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or any date hereafter, under which it may be obligated to make any future investment in or capital contribution to any other entity.

For purposes of this Agreement, (i) the term "Subsidiary" shall mean any Person in which the Company, directly or indirectly, owns beneficially securities or interests representing 50% or more of (x) the aggregate equity or profit interests, or (y) the combined voting power of voting interests ordinarily entitled to vote for management or otherwise, and (ii) the term "Person" shall mean and include an individual, a corporation, a partnership (general or limited), a joint venture, an association, a trust or any other organization or entity, including a government or political subdivision or an agency or instrumentality thereof.

3.3           Capitalization.

(a)           The authorized capital stock of each Company consists of One Hundred Million (100,000,000) Common Shares, no par value.  At the close of business on the business day prior to the date hereof, Twelve Million (12,000,000) shares of Common Stock of FCID Holdings, Inc. were issued and outstanding, and Twenty-Eight Million (28,000,000) shares of Common Stock of FCID Medical, Inc. were issued and outstanding, all of which are validly issued, fully paid and non-assessable (collectively, the "Company’s Common Stock").  Except as set forth on Schedule 3.3 hereto, (i) no shares of the Company’s Common Stock were reserved for issuance upon the exercise of outstanding options to purchase the Company’s Common Stock, and (ii) no shares of the Company Common Stock were reserved for issuance upon the exercise of outstanding warrants to purchase Company Common Stock, or if so reserved in the past, all relevant warrants have been duly cancelled.

(b)           Except as set forth on Schedule 3.3 hereto, there are no equity securities, partnership interests or similar ownership interests of any class of any equity security of the Company, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding.  There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

(c)           There are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which the Company is a party or by which the Company is bound with respect to any equity security of any class of the Company.

3.4           Authority Relative to this Agreement.  The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, to consummate the transactions contemplated hereby (including the Transaction).  The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary corporate action on the part of Company (including the approval by its Board of Directors and by the Stockholders), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by Buyer and Stockholders, constitutes the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

3.5           No Conflict; Required Filings and Consents.

(a)           The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, (i) conflict with or violate the Company's Charter Documents; (ii) subject to obtaining the adoption of this Agreement and the Transaction by the Stockholders of Company, conflict with or violate any Legal Requirements; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on the Company.

(b)           The execution and delivery of this Agreement by the Company and the Stockholders do not, and the performance of their obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, self-regulatory organization, domestic or foreign (a "Governmental Entity"), except (i) for applicable requirements, if any, of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which the Company is qualified to do business; (ii) consents, approvals, authorizations, permits, filings and notices to be obtained or made prior to Closing; and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or, after the Closing, the Buyer, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

3.6           Compliance.  The Company has complied with, is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company.  The businesses and activities of the Company have not been and are not being conducted in violation of any Legal Requirements.  The Company is not in default or violation of any material term, condition or provision of any applicable Charter Documents or Contracts.  No notice of non-compliance with any Legal Requirements has been received by the Company or the Stockholders (and the Stockholders have no knowledge of any such notice delivered to any other Person).  None of the Stockholders is in violation of any term of any contract or covenant (either with the Company or another entity) relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation.

3.7           Financial Statements.

(a)           The Company has provided to Buyer a correct and complete copy of the audited financial statements (including, in each case, any related notes thereto) of the Company for its fiscal year ended December 31, 2009 and the interim period ended September 30, 2010, compiled as to form in all material respects and prepared in accordance with the generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

(b)           The books of account and other financial records of the Company and each Subsidiary have been maintained in accordance with good business practice.

3.8           No Undisclosed Liabilities.  Except as set forth in Schedule 3.8 hereto, the Company has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company, except (i) liabilities provided for in or otherwise disclosed in the unaudited balance sheets of the Company for the period ended September 30, 2010, or (ii) liabilities incurred since September 30, 2010, in the ordinary course of business, none of which would have a Material Adverse Effect on the Company.

3.9           Absence of Certain Changes or Events.  Since September 30, 2010, there has not been: (i) any Material Adverse Effect on the Company; (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's capital stock, or any purchase, redemption or other acquisition of any of the Company's capital stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such shares or other securities; (iii) any split, combination or reclassification of any of the Company's capital stock; (iv) any granting by the Company of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the Company of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by the Company of any increase in severance or termination pay or any entry by the Company into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby; (v) entry by the Company into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 3.18 hereof) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by the Company with respect to any Governmental Entity; (vi) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP; (vii) any change in the auditors of the Company; (viii) any issuance of capital stock of the Company; or (ix) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the ordinary course of business.

3.10           Litigation.  There are no claims, suits, actions, proceedings pending or, to the Company's knowledge, threatened against the Company, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on the Company or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transaction.

3.11           Employee Benefit Plans.

(a)           All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of the Company, or any trade or business (whether or not incorporated) which is under common control with the Company, with respect to which the Company has liability (collectively, the "Plans") has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in the financial statements of Company.  No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to the knowledge of the Company is threatened, against or with respect to any such Plan.  There are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened by any governmental agency with respect to any Plans.  All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued.  The Company does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Buyer in writing, or as required by this Agreement), or to enter into any new Plan.  Each Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Buyer or the Company (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

(b)           Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any Stockholder, director or employee of the Company under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

3.12           Labor Matters.  The Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company nor does the Company know of any activities or proceedings of any labor union to organize any such employees.

3.13           Restrictions on Business Activities.  To the Company’s knowledge, there is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or to which the Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of property by the Company, or the conduct of business by the Company as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on the Company.

3.14           Title to Property.

(a)           All leases of real property held by the Company and all personal property and other property and assets of the Company owned, used or held for use in connection with the business of Company (the "Personal Property") are shown or reflected on the audited balance sheets of the Company.  The Company owns and has good and marketable title to the Personal Property, and all such assets and properties are in each case held free and clear of all Liens, except for Liens disclosed in the financial statements of the Company or in Schedule 3.14 hereto.

(b)           All leases pursuant to which the Company leases from others material real or personal property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of the Company or, to the Company's knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on the Company.

3.15           Taxes.

(a)           Definition of Taxes.  For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

(b)           Tax Returns and Audits.  Except as set forth in Schedule 3.15 hereto:

(i)           The Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes ("Returns") required to be filed by Company with any Tax authority prior to the date hereof, except such Returns which are not material to the Company.  All such Returns are true, correct and complete in all material respects.  The Company and each Subsidiary have paid all Taxes shown to be due on such Returns.

(ii)           All Taxes that the Company is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(iii)           The Company has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(iv)           No audit or other examination of any Return of the Company by any Tax authority is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

(v)           No adjustment relating to any Returns filed by the Company has been proposed in writing, formally or informally, by any Tax authority to the Company or any representative thereof.

(vi)           The Company has no liability for any material unpaid Taxes which have not been accrued for or reserved on the Company's balance sheet included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, which is material to the Company, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of the Company in the ordinary course of business, none of which is material to the business, results of operations or financial condition of the Company.

(vii)           The Company has not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Transaction from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code or a “plan” within the meaning of Section 351 of the Code.

3.16           Environmental Matters.

(a)           Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, to its knowledge: (i) the Company has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by the Company and each Subsidiary (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by the Company and each Subsidiary were not contaminated with Hazardous Substances during the period of ownership or operation by the Company; (iv) the Company is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) the Company has not been associated with any release or threat of release of any Hazardous Substance; (vi) the Company has not received any notice, demand, letter, claim or request for information alleging that the Company may be in violation of or liable under any Environmental Law; and (vii) the Company is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

(b)           As used in this Agreement, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (i) the protection, investigation or restoration of the environment, health and safety, or natural resources; (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (iii) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

(c)           As used in this Agreement, the term "Hazardous Substance" means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

3.17           Brokers; Third Party Expenses.  Except as disclosed in Sections 3.19 and 4.17, below, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.18           Intellectual Property.  For the purposes of this Agreement, the following terms have the following definitions:

"Intellectual Property" shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefore and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefore, and all other rights corresponding thereto throughout the world; (iv) domain names, uniform resource locators ("URLs") and other names and locators associated with the Internet ("Domain Names"); (v) industrial designs and any registrations and applications therefore; (vi) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefore (collectively, "Trademarks"); (vii) all databases and data collections and all rights therein; (viii) all moral and economic rights of authors and inventors, however denominated; and (ix) any similar or equivalent rights to any of the foregoing (as applicable).

"Company Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, the Company.

"Registered Intellectual Property" means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any private, state, government or other legal authority.

"Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company.

"Company Products" means all current versions of products or service offerings of the Company.

(a)           No Company Intellectual Property or Company Product is subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by the Company, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product, which in any such case could reasonably be expected to have a Material Adverse Effect on the Company.

(b)           The Company owns and has good and exclusive title to, each material item of Company Intellectual Property owned by it free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted in the ordinary course

(c)           The operation of the business of the Company as such business currently is conducted, including (i) the design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of the Company (including Company Products), and (ii) the Company's use of any product, device or process, to the Company's knowledge and except as could not reasonably be expected to have a Material Adverse Effect, has not and does not and will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

3.19           Agreements, Contracts and Commitments.

(a)           Schedule 3.19 hereto sets forth a complete and accurate list of all Material Contracts (as hereinafter defined), specifying the parties thereto.  For purposes of this Agreement:

"Contracts" shall mean all contracts, agreements, leases, mortgages, indentures, notes, bonds, liens, licenses, permits, franchises, purchase orders, sales orders, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, or other instrument or obligation (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which the Company is a party or by or to which any of the properties or assets of the Company may be bound, subject or affected (including without limitation notes or other instruments payable to the Company).

"Material Contracts" shall mean (x) each Contract (I) providing for payments (past, present or future) to the Company in excess of $50,000 in the aggregate or (II) under which or in respect of which the Company presently has any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $50,000; (y) each Contract which otherwise is or may be material to the businesses, operations, assets, condition (financial or otherwise) or prospects of the Company; and (z) without limitation of subclause (x) or subclause (y), each of the following Contracts:

(i)           any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from the Company, any Subsidiary, or any officer, director or 5% or more stockholder ("Insider") of the Company;

(ii)           any guaranty, direct or indirect, by the Company or any Insider of the Company of any obligation for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

(iii)           any Contract made other than in the ordinary course of business or (x) providing for the grant to any preferential rights to purchase or lease any asset of the Company, or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of the Company;

(iv)           any obligation to register any shares of the capital stock or other securities of the Company with the SEC or any state securities commission or agency;

(v)           any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(vi)           any collective bargaining agreement with any labor union;

(vii)           any lease or similar arrangement for the use by the Company of Personal Property; and

(viii)           any Contract to which any Insider of the Company is a party.

(b)           Except for those Contracts included in Schedule 3.19(b), each Contract was entered into at arms' length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto.  True, correct and complete copies of all Material Contracts (or written summaries in the case of oral Material Contracts) and of all outstanding offers or proposals of the Company has been heretofore delivered to Buyer.

(c)           Neither the Company nor any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Contract, and no party to any Contract has given any notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company.  Each Contract to which the Company is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on the Company.

3.20           Insurance.  The Company maintains insurance policies covering the assets, business, equipment, properties, operations, employees, officers and directors (collectively, the "Insurance Policies") of the Company that the Company reasonably believes are adequate in amount and scope for the business in which they are engaged.

3.21           Interested Party Transactions.  Except as set forth in the Schedule 3.21 hereto, no employee, officer, director or Stockholder of the Company or a member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other employee benefits made generally available to all employees.  To the Company's knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom the Company is affiliated or with whom the Company has a contractual relationship, or any Person that competes with the Company, except that each employee, Stockholder, officer or director of the Company and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with the Company.  Except as set forth in Schedule 3.21, to the Company's knowledge, no officer, director or Stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such individual ownership of capital stock or other securities of the Company).

3.22           Board Approval.  The board of directors of the Company or similar governing body (including any required committee or subgroup of thereof) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Transaction and approved, subject to the approval of Stockholders, this Agreement and the transactions contemplated hereby;  and (ii) determined that the Transaction is in the best interests of the Stockholders and is on terms that are fair to such Stockholders.

3.23           Representations and Warranties Complete.  The representations and warranties of the Company included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading under the circumstance under which they were made.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to, and covenants with, the Company and Stockholders, as follows:

4.1           Organization and Qualification.

(a)           Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Buyer to be conducted.  Buyer is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Buyer to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer.  Complete and correct copies of the Charter Documents of Buyer, as amended and currently in effect, are attached hereto as Schedule 4.1. Buyer is not in violation of any of the provisions of the Buyer's Charter Documents.

(b)           Buyer is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer.

(c)           The corporate records (“Buyer Corporate Records”) of Buyer contain true, complete and accurate records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), similar governing bodies and stockholders.  Copies of such Buyer Corporate Records have been heretofore delivered to the Company.

(d)           The stock transfer records ("Buyer Stock Records") of Buyer contain true, complete and accurate records of the ownership of Buyer Common Stock at the close of business on the business day prior to the date hereof.  Copies of such Buyer Stock Records have been heretofore delivered to Company.

4.2           Subsidiaries. Buyer has one subsidiary, I.V. Services Ltd., Inc., a Florida corporation (the “Subsidiary”). Otherwise, the Buyer has no Subsidiaries. Buyer does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and Buyer has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

4.3           Capitalization.

(a)           The authorized capital stock of Buyer consists of 100,000,000 shares of Common Stock, par value $0.001 per share ("Buyer Common Stock") and 1,000,000 shares of Preferred Stock, par value $0.10 per share.  At the close of business on the business day prior to the date hereof, (i) 9,716,000 shares of Buyer Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; and (ii) all outstanding shares of Buyer Common Stock have been issued and granted in compliance with (A) all applicable securities laws and (in all material respects) other applicable Legal Requirements; and (B) all requirements set forth in applicable Contracts.

(b)           Except as included in Schedule 4.3(b) attached hereto, there are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Buyer, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding.  There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Buyer is a party or by which it is bound obligating Buyer to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Buyer or obligating Buyer to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

(c)           Except as contemplated by this Agreement and except as set forth in Schedule 4.3(c) hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which Buyer is a party or by which it is bound with respect to any equity security of any class of Buyer.

4.4           Authority Relative to this Agreement.  Buyer has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document which Buyer has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out Buyer's obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Transaction).  The execution and delivery of this Agreement and the consummation by Buyer of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary corporate action on the part of Buyer (including the approval by its Board of Directors and by a majority of the holders of Buyer’s Common Stock relevant to the issue of changing the name of Buyer), and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery thereof by the Company and Stockholders, constitutes the legal and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

4.5           No Conflict; Required Filings and Consents.

(a)           The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement by Buyer and shall not: (i) conflict with or violate Buyer's Charter Documents; (ii) conflict with or violate any Legal Requirements; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Buyer's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Buyer pursuant to, any Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on the Buyer.

(b)           The execution and delivery of this Agreement by Buyer does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Buyer is qualified to do business; (ii) consents, approvals, authorizations, permits, filings and notices to be obtained or made prior to Closing; and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

4.6           Compliance.  Buyer has complied with, and is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Buyer.  To Buyer's knowledge, the businesses and activities of Buyer have not been and are not being conducted in violation of any Legal Requirements.  Buyer is not in default or violation of any term, condition or provision of any applicable Charter Documents or Buyer’s Contracts, except with respect to such defaults or violations under Buyer’s Contracts that would not reasonably be expected to have a Material Adverse Effect on Buyer.  Except as set forth on Schedule 4.6, to Buyer's knowledge, no notice of non-compliance with any Legal Requirements has been received by Buyer.  To Buyer’s knowledge, none of the Buyer's stockholders is in violation of any term of any contract or covenant (either with Buyer or another entity) relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation.

4.7           Financial Statements.

(a)           The Buyer has provided to Company a correct and complete copy of the audited financial statements (including, in each case, any related notes thereto) of the Buyer for its fiscal year ended December 31, 2009 and the interim period ended September 30, 2010, compiled as to form in all material respects and prepared in accordance with the generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of the Buyer at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

(b)           The books of account and other financial records of the Buyer and each Subsidiary have been maintained in accordance with good business practice.

4.8           Liabilities.  Schedule 4.8 hereto sets forth all liabilities (absolute, accrued, contingent or otherwise) of Buyer as of the date hereof.

4.9           Absence of Certain Changes or Events.  Except as set forth in Schedule 4.9 hereto, since September 30, 2010, there has not been: (i) any Material Adverse Effect on Buyer; (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Buyer's capital stock, or any purchase, redemption or other acquisition of any of Buyer's capital stock or any other securities of Buyer or any options, warrants, calls or rights to acquire any such shares or other securities; (iii) any split, combination or reclassification of any of Buyer's capital stock; (iv) any granting by Buyer of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Buyer of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Buyer of any increase in severance or termination pay or any entry by Buyer into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Buyer of the nature contemplated hereby; (v) entry by Buyer into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Buyer with respect to any Governmental Entity; (vi) any material change by Buyer in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP; (vii) any change in the auditors of Buyer; (viii) any issuance of capital stock of Buyer; or (ix) any revaluation by Buyer of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Buyer other than in the ordinary course of business.

4.10           Litigation.  There are no claims, suits, actions or proceedings pending or, to the Buyer's knowledge, threatened against Buyer, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Buyer or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transaction.

4.11           Employee Benefit Plans.  Except as set forth in Schedule 4.11, Buyer does not maintain, and has no liability under, any Plan.  Except as disclosed on Schedule 4.11 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Buyer, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

4.12           Labor Matters.  Buyer is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Buyer, nor does Buyer know of any activities or proceedings of any labor union to organize any such employees.

4.13           Restrictions on Business Activities.  To Buyer's knowledge, there is no agreement, commitment, judgment, injunction, order or decree binding upon Buyer or to which Buyer is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Buyer, any acquisition of property by Buyer or the conduct of business by Buyer as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Material Adverse Effect on Buyer.

4.14           Title to Property.  Buyer does not own or lease any Real Property or Personal Property.  There are no options or other contracts under which Buyer has a right or obligation to acquire or lease any interest in Real Property or Personal Property.

4.15           Taxes.  Except as set forth in Schedule 4.15 hereto, to Buyer's knowledge:

(a)           Buyer has timely filed all Returns required to be filed by Buyer with any Tax authority prior to the date hereof, except such Returns that are not material to Buyer.  All such Returns are true, correct and complete in all material respects.  Buyer has paid all Taxes shown to be due on such Returns.

(b)           All Taxes that Buyer is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(c)           Buyer has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Buyer, nor has Buyer executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(d)           No audit or other examination of any Return of Buyer by any Tax authority is presently in progress, nor has Buyer been notified of any request for such an audit or other examination.

(e)           No adjustment relating to any Returns filed by Buyer has been proposed in writing, formally or informally, by any Tax authority to Buyer or any representative thereof.

(f)           Buyer has no liability for any material unpaid Taxes which have not been accrued for or reserved on Buyer's balance sheets included in the unaudited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, which is material to Buyer, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Buyer in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Buyer.

(g)           Buyer has not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Transaction from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.16           Environmental Matters.  Except as disclosed in Schedule 4.16 hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, to Buyer's knowledge: (i) Buyer has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by Buyer (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by Buyer were not contaminated with Hazardous Substances during the period of ownership or operation by Buyer; (iv) Buyer is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) Buyer has not been associated with any release or threat of release of any Hazardous Substance; (vi) Buyer has not received any notice, demand, letter, claim or request for information alleging that Buyer may be in violation of or liable under any Environmental Law; and (vii) Buyer is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

4.17           Brokers.  The Buyer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

4.18           Intellectual Property.  Except as disclosed in Schedule 4.18, Buyer does not own, license or otherwise have any right, title or interest in any Intellectual Property or Registered Intellectual Property.

4.19           Agreements, Contracts and Commitments.

(a)           Except as disclosed in Schedule 4.19, to Buyer's knowledge, there are no contracts, agreements, leases, mortgages, indentures, note, bond, liens, license, permit, franchise, purchase orders, sales orders, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, or other instrument or obligation (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which Buyer is a party or by or to which any of the properties or assets of Buyer may be bound, subject or affected, which imposes, creates or otherwise results in a material liability or obligation upon Buyer for the period following the date hereof ("Buyer’s Contracts").  The term "material" for purposes of this Section 4.19 shall mean $500 or more.

(b)           Each of Buyer’s Contracts was entered into at arms' length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto.  True, correct and complete copies of all of Buyer’s Contracts (or written summaries in the case of oral Buyer’s Contracts) and of all outstanding offers or proposals of Buyer have been heretofore delivered to Company.

(c)           Neither Buyer nor any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any of Buyer’s Contracts, and no party to any of Buyer’s Contracts has given any notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Buyer.  Each agreement, contract or commitment to which Buyer is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Buyer.

4.20           Insurance.  Buyer does not maintain any insurance policies.

4.21           Governmental Actions/Filings.  Buyer has been granted and holds, and has made, all Governmental Actions/Filings necessary to the conduct by Buyer of its businesses (as presently conducted) or used or held for use by Buyer, all of which are listed in Schedule 4.21 hereto, and true, complete and correct copies of which have heretofore been delivered to Company.  Each such Governmental Action/Filing is in full force and effect and, except as disclosed in Schedule 4.21 hereto, will not expire prior to the date of this Agreement, and Buyer is in compliance with all of its obligations with respect thereto.  No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or the ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings.  Except as set forth in Schedule 4.21, no Governmental Action/Filing is necessary to be obtained, secured or made by Buyer to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.

4.22           Interested Party Transactions.  Except as set forth in the Schedule 4.22 hereto, no employee, officer, director or stockholder of Buyer or a member of his or her immediate family is indebted to Buyer, nor is Buyer indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred in the ordinary course of business on behalf of Buyer, and (iii) for other employee benefits made generally available to all employees.  To Buyer's knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom Buyer is affiliated or with whom Buyer has a contractual relationship, or any Person that competes with Buyer, except that each employee, stockholder, officer or director of Buyer and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with Buyer.  Except as set forth in Schedule 4.22, to Buyer's knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with Buyer (other than such contracts as relate to any such individual ownership of capital stock or other securities of Buyer).

4.23           “Bulletin Board” Quotation.  Buyer’s Common Stock is quoted on the OTC Bulletin Board under the trading symbol “MDBL”.  There is no action or proceeding pending or, to Buyer's knowledge, threatened against Buyer by FINRA ("FINRA") with respect to any intention by such entities to prohibit or terminate the quotation of Buyer’s Common Stock on the Bulletin Board.

4.24           Board Approval.  The Board of Directors of Buyer (including any required committee or subgroup of the Board of Directors of Buyer) has, as of the date of this Agreement, unanimously declared the advisability of the Transaction and approved this Agreement and the transactions contemplated hereby.

4.25           Representations and Warranties Complete.  The representations and warranties of Buyer included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1           Board of Directors of Buyer.  At Closing, the current board of directors of Buyer shall deliver duly adopted resolutions to: (a) set the size of Buyer's board of directors to two (2) members effective as of the Closing; and (b) elect the following person to the Buyer's board of directors effective as of the Closing: Christian C. Romandetti, and (c) accept the resignations of the current officers of the Buyer effective as of the Closing ("Resolutions").  At Closing, Buyer shall cause Buyer’s current officers to deliver their resignations, as appropriate, as officers of Buyer, to be effective upon the Closing (the "Resignations").

5.2           Other Actions.  Prior to Closing, the Buyer and the Company shall prepare a press release announcing the consummation of the Transaction hereunder ("Press Release").  At the Closing, Buyer shall distribute the Press Release.

The Company and Buyer shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate the Transaction and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Transaction or any of the other transactions contemplated hereby.  Subject to applicable laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each of the Company and Buyer shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party, and any of Company's Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby.  In exercising the foregoing right, each of Company and Buyer shall act reasonably and as promptly as practicable.

5.3           Required Information.  In connection with the preparation of the Press Release, and for such other reasonable purposes, the Company and Buyer each shall, upon request by the other, furnish the other with all information concerning themselves, their respective Subsidiaries, directors, officers and stockholders (including the director(s) of Buyer to be elected effective as of the Closing pursuant to Section 5.1 hereof) and such other matters as may be reasonably necessary or advisable in connection with the Transaction, or any other statement, filing, notice or application made by or on behalf of Company and Buyer or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby.  Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

5.4           Confidentiality; Access to Information.

(a)           Confidentiality.  Any confidentiality agreement previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement.  Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement.  Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law.

(b)           Access to Information.

(i)           The Company will afford Buyer and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of the Company, as Buyer may reasonably request.  No information or knowledge obtained by Buyer in any investigation pursuant to this Section 5.4 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

(ii)           Buyer will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Buyer during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Buyer, as the Company may reasonably request. No information or knowledge obtained by the Company in any investigation pursuant to this Section 5.4 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

5.5           Reasonable Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction and the other transactions contemplated by this Agreement.

5.6           Treatment as a Reorganization.  Neither Buyer nor the Company nor the Stockholders shall take any action prior to or following the Transaction that could reasonably be expected to cause the Transaction to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code or a “plan” within the meaning of Section 351 of the Code.

5.7           Absence of Material Liabilities.  Immediately prior to Closing, Buyer shall have no material liabilities or obligations requiring the payment of monies.

5.8           Business Records.  At Closing, Buyer shall cause to be delivered to the Company all records and documents relating to Buyer, which Buyer possesses, including, without limitation, books, records, government filings, Returns, Charter Documents, Corporate Records, Stock Records, consent decrees, orders, and correspondence, director and stockholder minutes and resolutions, stock ownership records, financial information and records, electronic files containing any financial information and records, and other documents used in or associated with Buyer ("Business Records").

ARTICLE VI

SURVIVAL; INDEMNIFICATION

6.1           Survival.  All representations, warranties, agreements and covenants contained in or made pursuant to this Agreement, or any Exhibit or Schedule hereto or thereto or any certificate delivered at the Closing, shall survive (and not be affected by) the Closing for one year from the date of Closing, but all claims made by virtue of such representations, warranties, agreements and covenants shall be made under, and subject to the limitations set forth in this Article VI.

6.2           Stockholder and Company Indemnification Obligation with Respect to Representations.  Each Stockholder, for himself only, and not with respect to any other Stockholder, and the Company, for itself only, and not with respect to any Stockholder, hereby indemnifies and holds harmless, and agrees to indemnify and hold harmless (from and after the Closing) Buyer and its respective directors, officers, shareholders, members, managers, employees and agents (collectively, the "Buyer Indemnified Parties") against (i) any and all liabilities, obligations, losses, damages, claims, actions, Liens and deficiencies which exist, or which may be imposed on, incurred by or asserted against any one or more of the Buyer Indemnified Parties based upon, resulting from or arising out of, or as to which there was, any breach or inaccuracy of any representation or warranty contained in Article II and Article III of this Agreement by the Stockholder and/or the Company, as the case may be, or any statement, agreement or covenant made by such Stockholder and/or the Company in or pursuant to this Agreement, any Exhibit or Schedule hereto or thereto, or any certificate or document delivered by such Stockholder, as Stockholder, at the Closing (including, without limitation, any breach by Stockholders or by the Company of the covenants contained herein), and (ii) any reasonable cost or expense (including reasonable attorneys' fees and court costs) incurred by the Buyer Indemnified Parties or any of them in connection with the foregoing (including, without limitation, any cost or expense incurred by the Buyer Indemnified Parties in enforcing their rights pursuant to this Section 6.2) (collectively, the "Damages" for purposes of this Section 6.2).

A Buyer Indemnified Party may apply all demands or claims for indemnification under this Article against any payment to be made by or on behalf of such Buyer Indemnified Party or any of its affiliates to or for the account of such Stockholder and/or the Company (as the case may be) by means of set-off, reduction or otherwise.  No Buyer Indemnified Party shall be required to make any claim or demand against any other Person prior to the making of any claim or demand for indemnification or at any other time.  The rights of the Buyer Indemnified Parties under this Section 6.2 are in addition to such other rights and remedies which they may have under this Agreement or otherwise.  The amount of any and all Damages suffered by Buyer Indemnified Parties under this Section 6.2 shall be recovered, and all claims of Buyer Indemnified Parties pursuant to this Section 6.2 shall be brought, by Buyer on behalf of such Buyer Indemnified Parties.

Notwithstanding any other provision of this Agreement, except for any Misrepresentation Claim (as defined in this Section 6.2) with respect to which such Stockholder has Knowledge (as defined in this Section 6.2), no demand or claim for indemnification under this Section 6.2 may be made after 11:59 p.m. U.S. Mountain Time on the date one year following the Closing Date.  No demand or claim for indemnification under this Section 6.2 for any Misrepresentation Claim may be made after 11:59 p.m. U.S. Mountain Time on date one year of the Closing Date if such Stockholder had Knowledge (as hereinafter defined) with respect to such Misrepresentation Claim.

For purposes of this Agreement, (1) the term "Misrepresentation Claim" means a claim or demand for indemnification based upon, resulting from or arising out of any material breach or inaccuracy of a warranty or representation and such material breach or inaccuracy was the direct and primary cause of the Damages for which indemnification is sought; and (2) the term "Knowledge" means in respect of any Misrepresentation Claim, as of the Closing Date or at any time prior thereto, (a) actual knowledge of the material breach or inaccuracy upon which such Misrepresentation Claim is based, or (b) actual knowledge of facts which would cause a reasonable person, having knowledge and a full understanding of the terms of this Agreement, to be aware of or recognize the material breach or inaccuracy upon which the Misrepresentation Claim is based.

6.3           Indemnification Obligation with Respect to Buyer Representations.  Buyer hereby indemnifies and hold harmless, and agrees to indemnify and hold harmless, the Company and Stockholders, and their respective officers, directors, shareholders, managers, employees and agents (collectively, the “Company Indemnified Parties”) from and after the Closing, against (i) any and all liabilities, obligations, losses, damages, claims, actions, Liens and deficiencies which exist, or which may be imposed on, incurred by or asserted against any one or more of the Company Indemnified Parties, based upon, resulting from or arising out of, or as to which there was, any breach or inaccuracy of any representation or warranty by the Buyer contained in this Agreement, or any agreement or covenant made by the Buyer in or pursuant to this Agreement, or in any Exhibit or Schedule hereto or thereto, or any certificate or document delivered by the Buyer at the Closing (including, without limitation, any breach of the covenants contained herein, whether caused by the actions or inactions of Buyer following Closing), and (ii) any cost or expense (including reasonable attorneys' fees and court costs) incurred by the Company Indemnified Parties or any of them in connection with the foregoing (including, without limitation, any cost or expense incurred by the Company Indemnified Parties in enforcing their rights pursuant to this Section 6.3) (collectively, the "Damages").

No Company Indemnified Party shall be required to make any claim or demand against any other Person prior to the making of any claim or demand for indemnification or at any other time. The rights of the Company Indemnified Parties under this Section 6.3 are in addition to such other rights and remedies which they may have under this Agreement or otherwise.

Notwithstanding any other provision of this Agreement, except for any Misrepresentation Claim with respect to which the Company had Knowledge, no demand or claim for indemnification under this Section 6.3 may be made after 11:59 p.m. Mountain time on the date which is one year following the Closing Date.  No demand or claim for indemnification under this Section 6.3 for any Misrepresentation Claim may be made after 11:59 p.m. Mountain time date one year following the Closing Date if the Company had Knowledge with respect to such Misrepresentation Claim.

6.4           Procedure for Indemnification Claims.

(a)           Buyer Indemnified Parties and Company Indemnified Parties are referred to collectively herein as "Indemnified Parties," and the Persons from whom indemnification is sought pursuant to this Article VI are referred to herein as "Indemnifying Parties."

(b)           If at any time an Indemnified Party determines to assert a right to indemnification hereunder, the Indemnified Party shall give to the Indemnifying Party written notice describing the matter for which indemnification is sought in reasonable detail.  In the event that a demand or claim for indemnification is made hereunder with respect to a matter the amount or extent of which is not yet known or certain, the notice of demand for indemnification shall so state, and, where practicable, shall include an estimate of the amount of the matter.  The failure of an Indemnified Party to give notice of any matter to the Indemnifying Party shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to any Indemnified Party.

(c)           Within 15 days after receipt of the notice referred to in clause (b) above, the Indemnifying Party from whom indemnification is sought shall (i) if true, acknowledge in writing his responsibility for all or part of such matter, and shall pay or otherwise satisfy the portion of such matter as to which responsibility is acknowledged or take such other action as is reasonably satisfactory to the Indemnified Party to resolve any such matter that involves anyone not a party hereto, or (ii) give written notice to the Indemnified Party of his intention to dispute or contest all or part of such responsibility.  Upon delivery of such notice of intention to contest, the parties shall negotiate in good faith to resolve as promptly as possible any dispute as to responsibility for, or the amount of, any such matter.  Failure to respond to a notice claiming indemnification shall be deemed a denial of responsibility therefore.

(d)           Each Indemnifying Party shall have the right to employ separate counsel in any action or claim which is brought against any Indemnified Party in respect of which indemnity may be sought from it, and to participate in the defense of such action or claim, if such Indemnifying Party confirms in writing its responsibility for such action or claim; provided, however, that (i) the Indemnified Party or Parties shall retain control of such action or claim, and (ii) the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party.

ARTICLE VII

GENERAL PROVISIONS

7.1           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(a)            if to Buyer, to:                                      Michael West, President
Medical Billing Assistance.
                        16325 East Dorado Ave.
                        Centennial Colorado 80115

With a copy to:                                    David Wagner, Esq.
David Wagner & Associates, P.C.
Penthouse Suite
8400 East Prentice Ave.
Greenwood Village, CO 80111

(b)           if to Company or or Stockholders to:

                                Christian C. Romandetti
                                FCID Holdings, Inc.
                                FCID Medical, Inc.
                                709 Harbor City Blvd., Suite 250
                                Indialantic, FL 32903

With a copy to:                                    Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006

7.2           Interpretation.

(a)           When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated.  When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement.  Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b)           For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity, if any, taken as a whole (it being understood that neither of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (b) changes in general national or regional economic conditions, or (c) changes affecting the industry generally in which Company or Buyer operates.

(c)           For purposes of this Agreement, the term "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

(d)           For purposes of this Agreement, all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

7.3           Counterparts Facsimile Execution.  For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document.  The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.  At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document.  No party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

7.4           Entire Agreement; Third Party Beneficiaries.  This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

7.5           Severability.  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

7.6           Other Remedies; Specific Performance.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

7.7           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

7.8           Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

7.9           Assignment.  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.  Subject to the first sentence of this Section 7.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.10           Attorneys Fees.  The prevailing party(ies) in any litigation, arbitration, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party(ies) all reasonable costs, expenses, and attorney’s fees (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding.  All such judgments and awards shall contain a specific provision for the recovery of all such subsequently reasonably incurred costs, expenses, and attorney’s fees.

7.11           Fees and Expenses.  All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Transaction is consummated.

7.12           Amendment.  This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Buyer, the Company and Stockholders.

(The balance of page intentionally left blank – signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

MEDICAL BILLING ASSISTANCE.
By:
Michael West, President

FCID MEDICAL, INC.
By:
Christian C. Romandetti, President

FCID HOLDINGS, INC.
By:
Christian C. Romandetti, President

STOCKHOLDERS:  [signatures on the following pages]

GIRTFT, LLC
By:
Christian C. Romandetti, Manager

MARINA TOWERS HOLDINGS, LLC
By:
Christian C. Romandetti, Manager

MTKR, LLC
By:
Name:
Title:

MTCR, LLC
By:
Name:
Title:

CHARLES H. JURGENS IRREVOCABLE TRUST/BARBARA THOMPSON
By:
Name:	Barbara Thompson
Title:	Co-Trustee

By:
Name:	Beverly Pyne
Title:	Co-Trustee

CHARLES H. JURGENS IRREVOCABLE TRUST/BEVERLY PYNE
By:
Name:	Barbara Thompson
Title:	Co-Trustee

By:
Name:	Beverly Pyne
Title:	Co-Trustee

CHARLES H. JURGENS IRREVOCABLE TRUST/CHARLES JURGENS, JR.
By:
Name:	Barbara Thompson
Title:	Co-Trustee

By:	Beverly Pyne
Name:
Title:	Co-Trustee

CHARLES H. JURGENS IRREVOCABLE TRUST/THOMAS JURGENS
By:
Name:	Barbara Thompson
Title:	Co-Trustee

By:	Beverly Pyne
Name:
Title:	Co-Trustee

CARMEN ROMANDETTI REVOCABLE LIVING TRUST
By:
Name:
Title:

MRI, LLC
By:
Name:
Title:

EAST COAST, LLC
By:
Name:
Title:

SPACE COAST, LLC
By:
Name:
Title:

TREASURE COAST, LLC
By:
Name:
Title:

SHORELINE OF MELBOURNE, LLC
By:
Name:
Title:

TPOTD, LLC
By:
Name:
Title:

By:
JANET TRUSLER

FIRST CLASS OF FLORIDA, LLC
By:
Name:
Title:

COUNTRY WIDE, LLC
By:
Name:
Title:

By:
MARK A. LaRUSSO

By:
RICHARD H. LUNDEQUIST, JR.